SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

                                  March 14,2003
                                  -------------

                          EMERGING MARKETS CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                      000-28527                    52-2201502
   --------                       -------                    ------------
(State or other            (Commission File Number)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                               121 Springwind Way
                            Castleberry, Florida 32702
                            ------------------------
                    (Address of Principal Executive Offices)

                                 (407) 620-1063
                                 --------------
                         (Registrant's Telephone Number)

          -----------------------------------------------------------
         (Former Name or Former Address if changed Since Last Report)
                        221 W. 2nd St., Suite 627
                            Littlerock, AR  72201

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

             None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On or about July 31, 2002 Wellstone Acquisition Corporation and Emerging Markets Corporation entered into a Stock Purchase Agreement whereby Wellstone Acquisition Corporation agreed to issue and sell to the Emerging Markets Corporation and Emerging Markets Corporation agreed to purchase from Wellstone Acquisition Corporation the common stock of Wellstone Acquisition Corporation for two million (2,000,000) shares of the common stock of Emerging Markets Corporation.

As of March 14, 2003 Wellstone Acquisition Corporation and Emerging Markets Corporation rescinded the Stock Purchase Agreement and as of March 14, 2003 the parties executed an addendum to the stock purchase agreement rescinding the purchase between Wellstone Acquisition Corporation and Emerging Markets Corporation. Emerging Markets Corporation is in the process of returning all the stock issued pursuant to the Stock Purchase Agreement.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.

ITEM 5.  OTHER EVENTS

         None.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         As of March 14, 2003 Octavian Chiriac resigned from his position as Director, President and Chief Executive Officer. As of March 14, 2003 Iurie Bordian resigned as Director and Chief Executive Officer. As of March 14, 2003, Anatol Tripadus resigned as Director, Secretary and Treasurer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            None

ITEM 8.  CHANGE IN FISCAL YEAR

         None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Diversified has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 14th day of March, 2003.

EMERGING MARKETS CORPORATION

By: /s/ Octavian Chiriac
    -------------------------
    Octavian Chiriac
    President and Chief Executive Officer